SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)    June 15, 1995

                              ECOLAB INC.
         (Exact name of registrant as specified in its charter)


                              Delaware
             (State or other jurisdiction of incorporation)


             1-9328                                   41-0231510
   (Commission File Number)                     (IRS Employer
                                                Identification No.)

           Ecolab Center, St. Paul, Minnesota           55102
        (Address of principal executive offices)         (Zip Code)


   Registrant's telephone number, including area code:  612-293-2233


                             (Not applicable)
     (Former name or former address, if changed from last report.)





   Item 5.   Other Events.

                  On June 15, 1995, the Company announced that,
             based on a preliminary count, it expects to purchase 3,549,834 shares of its common stock at a price of $25.00 per share, including 1,609,805 shares tendered pursuant to guaranteed delivery, in accordance with the terms of its "Dutch auction" self-tender offer. The offer expired at midnight, Eastern time, on Wednesday, June 14, 1995. The Company is exercising its right under the terms of the offer to purchase more than 3 million shares. It accepted all shares validly tendered and there will be no proration. Final confirmation of the number of shares purchased and purchase price is expected to be completed in approximately one week.

                  After purchasing the tendered shares, the Company
             will have approximately 64,382,060 shares of common stock outstanding. It may purchase up to approximately
             2.45 million additional shares from time to time through open market and privately negotiated transactions or otherwise, to complete the remaining portion of the 6 million share repurchase program authorized by its Board of Directors.

                  A copy of the News Release issued by the Company
             on June 15, 1995 regarding announcement of the preliminary results of the offer is attached as Exhibit
             (99) and incorporated herein by reference.

   Item 7.   Financial Statements and Exhibits.

             (c)  Exhibits

                  (99) Ecolab Inc. News Release dated June 15, 1995.


                               SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ECOLAB INC.



                                 By:  /s/Kenneth A. Iverson
                                      Kenneth A. Iverson
                                      Vice President and Secretary

   Dated:  June 15, 1995





                             EXHIBIT INDEX


   Exhibit                                           Paper (P) or
      No.         Document                           Electronic (E)


     (99)         Ecolab Inc. News Release dated          E
                  June 15, 1995.












































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